EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT
as of March 8, 2011

internet.com Canada Corporation (a Nova Scotia Unlimited Liability Company)

Jupitermedia GmbH (a Germany Limited Liability Company)

Mediabistro.com Inc. (a Delaware Corporation)